UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐       Preliminary Proxy Statement

☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))

☐       Definitive Proxy Statement

☒       Definitive Additional Materials

☐       Soliciting Material under §240.14a-12

AMPLIFY ENERGY CORP. (Exact name of registrant as specified in its charter) N/A

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

AMPLIFY ENERGY CORP.

500 Dallas Street, Suite 1700
Houston, Texas 77002

SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2024

To the Stockholders of Amplify Energy Corp.:

This proxy statement supplement, dated May 7, 2024 (this “Supplement”), supplements the Definitive Proxy Statement on Schedule 14A of Amplify Energy Corp. (the “Company”), dated April 5, 2024 (the “Proxy Statement”), for the Company’s Annual Meeting of Stockholders to be held on May 15, 2024 (the “Annual Meeting”).

The Company is supplementing the Proxy Statement to clarify the voting standards applicable to the proposals described therein. The voting standard for such proposals are set forth on pages 5, 40, 41, 43, 52 and 55 of the Proxy Statement.

Accordingly, the Proxy Statement is hereby supplemented such that the following text replaces, in its entirety, the first sentence of the first paragraph under the heading “How are votes counted and how many votes are required to approve each proposal?” on page 5 of the Proxy Statement:

“With respect to Proposal 1, directors will be elected by the affirmative vote of a majority of the shares of common stock present virtually or represented by proxy and entitled to vote on the subject matter of the proposal.”

The Proxy Statement is hereby further supplemented such that the following text replaces, in its entirety, the first sentence of the second paragraph under the heading “How are votes counted and how many votes are required to approve each proposal?” on page 5 of the Proxy Statement:

“Each of Proposals 2, 3, 4 and 5 requires the affirmative vote of a majority of the shares of common stock present virtually or represented by proxy and entitled to vote on the subject matter of such proposal.”

The Proxy Statement is hereby further supplemented such that the following text replaces, in its entirety, the first sentence of the fourth paragraph under the heading “Proposal 1 – Election of Directors” on page 40 of the Proxy Statement:

“The election of directors in this proposal requires the affirmative vote of the holders of a majority of the shares of common stock present virtually or represented by proxy and entitled to vote on the subject matter of the proposal.”

The Proxy Statement is hereby further supplemented such that the following text replaces, in its entirety, the first sentence under the heading “Vote Required” on page 40 of the Proxy Statement:

“The election of directors in this Proposal 1 requires the affirmative vote of the holders of a majority of the shares of common stock present virtually or represented by proxy and entitled to vote on the subject matter of the proposal.”

The Proxy Statement is hereby further supplemented such that the following text replaces, in its entirety, the first sentence under the heading “Vote Required” on page 41 of the Proxy Statement:

“The ratification of Deloitte as our independent registered public accounting firm in this Proposal 2 requires the affirmative vote of a majority of the shares of common stock present virtually or represented by proxy and entitled to vote on the subject matter of the proposal.”

The Proxy Statement is hereby further supplemented such that the following text replaces, in its entirety, the first sentence under the heading “Vote Required” on page 43 of the Proxy Statement:

“The advisory vote on executive compensation in this Proposal 3 requires the affirmative vote of a majority of the shares of common stock present virtually or represented by proxy and entitled to vote on the subject matter of the proposal.”

The Proxy Statement is hereby further supplemented such that the following text replaces, in its entirety, the first sentence under the heading “Vote Required” on page 52 of the Proxy Statement:

“Approval of the Amplify Energy Corp. 2024 Equity Incentive Plan in this Proposal 4 requires the affirmative vote of a majority of the shares of common stock present virtually or represented by proxy and entitled to vote on the subject matter of the proposal.”

The Proxy Statement is hereby further supplemented such that the following text replaces, in its entirety, the first sentence under the heading “Vote Required” on page 55 of the Proxy Statement:

“The vote on this Proposal 5 requires the affirmative vote of a majority of the shares of common stock present virtually or represented by proxy and entitled to vote on the subject matter of the proposal.”

As stated on page 5 of the Proxy Statement, broker non-votes will not affect the outcome of the vote on each of the proposals.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT OR THE PROXY CARD AND THEY CONTINUE TO BE IN FULL FORCE AND EFFECT AS ORIGINALLY FILED.

Please note that any proxy card that you received has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. The Company urges stockholders to vote their shares prior to the Annual Meeting by using one of the methods described in the Proxy Statement.

By Order of the Board of Directors,

Eric M. Willis Senior Vice President, General Counsel and Corporate Secretary

May 7, 2024

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